Exhibit 99.1

For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. AND
RELIANT BANCORP, INC., THE PARENT OF RELIANT BANK, ANNOUNCE MERGER AGREEMENT

GREENVILLE, SC and BRENTWOOD, TN – July 14, 2021 – United Community Banks, Inc. (NASDAQGS: UCBI) (“United”) and Reliant Bancorp, Inc. (NASDAQCM: RBNC) (“Reliant”) announced today the execution of a definitive merger agreement pursuant to which United will acquire Reliant, and its wholly-owned subsidiary, Reliant Bank (the “Merger”), in an all-stock transaction with an aggregate value of approximately $517 million, or $30.58 per share of Reliant common stock, based on United’s closing stock price of $31.07 on July 13, 2021.

Reliant is headquartered in Brentwood, Tennessee, a fast-growing suburb of Nashville, Tennessee. It is a highly-valued franchise with an experienced management team led by Chairman and Chief Executive Officer DeVan Ard, Jr., who founded Reliant Bank in 2006. Reliant provides outstanding customer service, and develops deep and long-lasting relationships through its 25 branch network in Tennessee, located primarily in the Nashville area’s most attractive markets. Reliant operates four branches in Clarksville, one branch in Chattanooga, and has a manufactured housing finance group based in Knoxville. As of March 31, 2021, Reliant reported total assets of $3.1 billion, total loans of $2.4 billion, and total deposits of $2.6 billion. Following the closing of the Merger, we project United will be ranked 10th in Tennessee for deposit market share.

“Partnering with Reliant is consistent with our strategy to expand into high-growth southeastern markets with companies that share our focus on employee experience, customer service, and community engagement” said Lynn Harton, Chairman and Chief Executive Officer of United. “We have had a strong interest in strengthening our Tennessee franchise for several years and are excited to enter the state’s best market with Newsweek’s 2021 “Best Small Bank in Tennessee”. Reliant is a highly regarded, high-performing bank. This merger positions us well for future growth in the state. We are very pleased that DeVan will continue his leadership role as United’s Tennessee State President.”

DeVan Ard, Jr., Chairman and Chief Executive Officer of Reliant, stated, “Our mission has been to build a business model that is shaped by the delivery of outstanding customer experiences and supported by a diverse and experienced team who are positioned in some of the most attractive and fastest-growing markets in the Southeast—specifically Nashville and other key markets in Tennessee. By joining forces with United, we recognize an opportunity to align ourselves with a partner that shares our passion for providing high-quality customer service, and to leverage their larger balance sheet and a broader set of products and services for our customers. Becoming part of United’s team-oriented, high-performance culture presents a unique opportunity for Reliant, and we consider it a privilege.”

Under the terms of the merger agreement, Reliant shareholders will receive 0.9842 shares of United common stock for each share of Reliant common stock outstanding. The Merger is expected to be accretive to United’s earnings per share, excluding transaction costs, by approximately $0.15 per share (6.1%) in 2022 and $0.22 per share (8.5%) in 2023. The estimated transaction returns are consistent with United’s stated acquisition criteria pertaining to tangible book value and targeted internal rates of return. The merger agreement was unanimously approved by the boards of directors of Reliant and United. The Merger is expected to be completed in the first quarter of 2022 and is subject to customary conditions, including regulatory approval as well as the approval of Reliant’s shareholders.

Both United and Reliant plan to release second quarter earnings results after the market close on July 20, 2021. Both companies expect to report results above the consensus estimates with United expecting to be in the $0.77 to $0.80 diluted EPS range and Reliant in the $0.76 to $0.79 diluted EPS range. Both companies will also report solid second quarter loan growth with United at 5% annualized and Reliant at 13% annualized (both growth rates exclude PPP loans). Further, United expects to report a $13.0 million to $14.0 million negative loan loss provision and Reliant’s earnings release includes no provision in the quarter. Additional earnings details will follow on July 21, 2021.

D.A. Davidson & Co., Morgan Stanley & Co. LLC and Piper Sandler & Co. acted as financial advisors to United, and Nelson Mullins Riley & Scarborough LLP served as United’s legal advisor. Raymond James & Associates, Inc. and Credit Suisse Securities (USA) LLC served as financial advisors to Reliant, and K&L Gates LLP served as Reliant’s legal advisor.

United Conference Call to Discuss the Merger
United’s and Reliant’s executives will review additional information regarding the Merger on a conference call beginning at 10:00 a.m. EDT on Thursday, July 15, 2021. The call may be accessed by dialing (877) 380-5665 and the conference ID is 6057084. A slide presentation to accompany the executives’ commentary may be accessed from each of United’s and Reliant’s July 14, 2021 Form 8-K filings with the Securities and Exchange Commission (the "SEC"), or at www.ucbi.com or www.reliantbank.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQGS: UCBI) provides a full range of banking, wealth management and mortgage services for relationship-oriented consumers and business owners. The company, known as “The Bank That SERVICE Built,” has been recognized nationally for delivering award-winning service. United has $18.6 billion in assets and 161 offices in Florida, Georgia, North Carolina, South Carolina and Tennessee along with a national SBA lending franchise and a national equipment lending subsidiary. In 2021, J.D. Power ranked United highest in customer satisfaction with retail banking in the Southeast, marking seven out of the last eight years United earned the coveted award. United was also named one of the "Best Banks to Work For" by American Banker in 2020 for the fourth year in a row based on employee satisfaction. Forbes included United in its inaugural list of the World’s Best Banks in 2019 and again in 2020. Forbes also recognized United on its 2021 list of the 100 Best Banks in America for the eighth consecutive year. United also received five Greenwich Excellence Awards in 2020 for excellence in Small Business Banking, including a national award for Overall Satisfaction. Additional information about United can be found at www.ucbi.com.

About Reliant Bancorp, Inc.

Reliant Bancorp, Inc. (NASDAQCM: RBNC) is a Brentwood, Tennessee-based financial holding company which, through its wholly-owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of March 31, 2021, Reliant Bancorp had total assets of $3.1 billion, total loans of $2.4 billion and total deposits of $2.6 billion. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Caution About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected accretive value of the Merger to United’s earnings, the expected timing of the closing of the Merger, and certain second quarter earnings results. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to a delay in closing the Merger or the termination of the merger agreement, (4) the failure to obtain the necessary approval by the shareholders of Reliant, (5) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, (6) the ability of United to obtain required governmental approvals of the Merger, (7) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the Merger, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the Merger, (9) the risks relating to the integration of Reliant’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the Merger, (11) the risks associated with United’s pursuit of future acquisitions, (12) the risk of expansion into new geographic or product markets, (13) the dilution caused by United’s issuance of additional shares of its common stock in the Merger, and (14) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2020, and other documents subsequently filed by United with the SEC.

Many of these factors are beyond United’s and Reliant’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and neither United nor Reliant undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or Reliant to predict their occurrence or how they will affect United or Reliant.

United and Reliant qualify all forward-looking statements by these cautionary statements.

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS
In connection with the Merger, United intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Reliant to be sent to Reliant’s shareholders seeking their approval of the merger agreement. The registration statement also will contain the prospectus of United to register the shares of United common stock to be issued in connection with the Merger. INVESTORS AND SHAREHOLDERS OF RELIANT ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE A PART OF THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY UNITED OR RELIANT WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT AND THOSE OTHER DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED, RELIANT AND THE MERGER.

The registration statement and other documents filed with the SEC may be obtained for free at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, from United at the “Investor Relations” section of United’s website at www.ucbi.com or from Reliant at the “Investor Relations” section of Reliant’s website at www.reliantbank.com. Copies of the definitive proxy statement/prospectus will also be made available, free of charge, by contacting United Community Banks, Inc., P.O. Box 398, Blairsville, GA 30514, Attn: Jefferson Harralson, Telephone: (864) 240-6208, or Reliant Bancorp, Inc., 6100 Tower Circle, Suite 120, Franklin, TN 37067, Attn: Jerry Cooksey, Telephone: (615) 221-2020.

This communication is for informational purposes only and does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote or approval with respect to the Merger or otherwise.

PARTICIPANTS IN THE TRANSACTION

United and Reliant, and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from Reliant’s shareholders in favor of the approval of the merger agreement. Information about the directors and officers of United and their ownership of United common stock can be found in United’s definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on March 30, 2021, and other documents subsequently filed by United with the SEC. Information about the directors and executive officers of Reliant and their ownership of Reliant’s common stock can be found in Reliant’s definitive proxy statement for its 2021 annual meeting of shareholders, filed with the SEC on April 8, 2021, and other documents subsequently filed by Reliant with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus pertaining to the transaction if and when it becomes available. Free copies of this document may be obtained as described above.